Exhibit 99.3

EMULEX PROVIDES NOTICE TO HOLDERS OF ITS CONVERTIBLE NOTES

COSTA MESA, Calif., May 12, 2015 – Emulex Corporation (“Emulex”) announced today that, pursuant to the Indenture, dated as of November 18, 2013 (the “Indenture”), between Emulex and U.S. Bank National Association, as trustee (the “Trustee”), Emulex is providing to holders of its 1.75% Convertible Senior Notes due 2018 (the “Notes”) notice of the occurrence of a Fundamental Change (as defined in the Indenture) and the right at the option of holders of the Notes to either require Emulex to purchase such Notes or, alternatively, to surrender such Notes for conversion.

As previously announced, following the consummation of the tender offer by Avago Technologies Limited (“Avago”) (NASDAQ: AVGO), its indirect wholly-owned subsidiary, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (“Parent”), and Parent’s wholly owned subsidiary, Emerald Merger Sub, Inc. (“Purchaser”), to acquire the outstanding shares of common stock of Emulex, Emulex merged with and into Purchaser on May 5, 2015, with Emulex continuing as the surviving corporation (the “Merger”). The consummation of the Merger constitutes a Fundamental Change and results in a Make-Whole Fundamental Change (as defined in the Indenture) effective as of May 5, 2015. Today, Emulex is providing written notice to holders of the Notes of the Fundamental Change and the Make-Whole Fundamental Change, and the purchase right at the option of holders to require Emulex to either purchase such Notes or, alternatively, to surrender such Notes for conversion. A copy of the written notice has been delivered to the Trustee.

About Emulex

Emulex provides connectivity, monitoring and management solutions for high-performance networks, delivering provisioning, end-to-end application visibility, optimization and acceleration for the next generation of software-defined, telco and Web-scale data centers. The Company’s I/O connectivity portfolio, which has been designed into server and storage solutions from leading OEMs and ODMs worldwide, enables organizations to manage bandwidth, latency, security and virtualization. The Emulex network visibility portfolio enables global organizations to monitor and improve application and network performance management. Emulex is headquartered in Costa Mesa, Calif. For more information about Emulex, please visit http://www.emulex.com.

About Avago

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog, digital, mixed signal and optoelectronics components and subsystems with a focus in III-V compound and CMOS based semiconductor design and processing. Avago’s extensive product portfolio serves four primary target markets: wireless communications, enterprise storage, wired infrastructure, and industrial and other.

CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS

This announcement contains forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although Emulex believes that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Emulex, Avago or their respective businesses or operations. Further information on factors that could affect Emulex’s or Avago’s financial results is provided in documents filed by Emulex and Avago with the Securities and Exchange Commission, including their most recent filings on Form 10-Q and Form 10-K.

Contact:

Ashish Saran

Investor Relations

+1 408-435-7400

investor.relations@avagotech.com

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